                                                                   EXHIBIT 10.28


                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement") is made as of this 22nd day of April, 2002 by and between Transworld Healthcare, Inc., a New York corporation (the "Company"), and Triumph Partners III, L.P. and Triumph III Investors, L.P. (together, "Triumph"), and Hyperion TWH Fund II LLC, a Delaware limited liability company ("Hyperion," and Triumph and Hyperion each an "Investor" and, collectively, the "Investors").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Purchase and Sale of Shares.

              1.1 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), the Investors agree to purchase and the Company agrees to sell and issue to the Investors an aggregate of 750,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") at a price of $4.25 per Share, for an aggregate purchase price of $3,187,500 divided between the Investors as set forth on Schedule I hereto.

              1.2 Closing. The purchase and sale of the Shares shall take place at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, New York, New York 10022, on the date of the satisfaction of the conditions set forth in Sections 4 and 5, or at such other time and place as the Company and the Investors mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, in addition to satisfying the other conditions set forth herein, the Company shall deliver to the Investors one or more certificates representing the Shares, against delivery to the Company by the Investors of wire transfers in the aggregate amount of $3,187,500.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, the Investors that:

              2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has all requisite power and authority to own, lease, license and use its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby.

              2.2 Authorization. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, sale, issuance and delivery of the Shares has been taken. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
         (ii) as enforceability

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         may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

              2.3 Valid Issuance of Shares.

              (a) The Shares, when issued, sold and delivered in accordance with the terms hereof and for the consideration expressed herein, (i) will be duly and validly issued and fully paid and nonassessable, (ii) will be free of any pledges, liens, security interests, claims or other encumbrances of any kind, (iii) will be issued in compliance with all applicable federal and state securities laws, and (iv) will not be issued in violation of any preemptive rights of shareholders. The Shares have been duly and validly reserved for issuance.

              (b) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

              2.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or any of its subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement.

              2.5 Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a violation of, or be in conflict with, or constitute, with or without the passage of time or the giving of notice or both, a default under, any provision of the Company's certificate of incorporation, as amended, or bylaws, as amended, or any judgment, order, writ or decree, or any contract, agreement or instrument, or require any consent, waiver or approval thereunder, or give rise to a right to terminate or accelerate the performance required thereby, or constitute an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not constitute a "change of control" under any agreement or contract or give rise to any right to receive severance or similar payments.

              2.6 Registration Rights Agreement. The Shares being acquired by Hyperion hereunder shall be treated as "Registrable Shares" for purposes of the Registration Rights Agreement entered into between the Company and Hyperion Partners II L.P. in 1996 and Hyperion shall be entitled to the benefits thereof. At the Closing, the Company will enter into a Registration Rights Agreement with Triumph with respect to the Shares (the "Registration Rights Agreement") in substantially the form attached as Exhibit A hereto .

         3. Representations and Warranties of each Investor. Each Investor hereby represents and warrants to the Company, solely with respect to itself, that:

              3.1 Authorization. Such Investor has all requisite power and authority to enter into this Agreement. This Agreement has been duly executed and delivered and

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         constitutes the Investor's valid and legally binding obligation, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

              3.2 Purchase Entirely for Own Account. The Shares to be purchased by such Investor will be acquired for investment for its own account, and, except as contemplated by the Registration Rights Agreement or otherwise in accordance with applicable securities laws, not with a view to the resale or distribution of any part thereof and without the present intention of selling, granting any participation in, or otherwise distributing the same.

              3.3 Investment Experience. Such Investor can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

              3.4 Restricted Securities. Such Investor understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with Rule 144 of the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

              3.5 Legends. Such Investor understands that the certificates evidencing the Shares will bear the following legend:

                   "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER
              THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER."

              The Shares shall not be required to bear such legend if an opinion of counsel reasonably satisfactory to the Company is delivered to the Company to the effect that neither the legend nor the restrictions on transfer contained in this Agreement are required to insure compliance with the Act. Whenever, pursuant to the preceding sentence, any certificate for any of the Shares is no longer required to bear the foregoing legend, the Company may, and if requested by the holder thereof, shall, issue to the holder, at the Company's expense, a new certificate not bearing the foregoing legend.

         4. Conditions to each Investor's Obligations at Closing. The obligations of each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

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              4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

              4.2 Performance. The Company shall have performed and complied with all agreements, covenants, obligations and conditions contained in this Agreement in all material respects that are required to be performed or complied with by it on or before the Closing.

              4.3 Compliance Certificate. The President or Chief Executive Officer of the Company shall deliver to each Investor at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2, 4.4, 4.5 and 4.8 have been fulfilled.

              4.4 Qualifications; Litigation. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge, this Agreement or the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages with respect thereto.

              4.5 Consents. All consents and waivers that are required in connection with the Closing under this Agreement, and the consummation of the transactions contemplated hereby, shall be duly obtained and effective as of the Closing.

              4.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing shall have taken place and all documents incident thereto shall have been prepared and executed, and each Investor shall have received all such counterpart original and certified or other copies of such documents.

              4.7 Opinion of Company Counsel. Brown Raysman Millstein Felder & Steiner LLP, counsel for the Company, shall have delivered an opinion which is addressed to each Investor, dated as of the Closing, as to the matters referred to in Sections 2.1, 2.2 and 2.3(a).

              4.8 Related Documents. The Investors shall have received executed copies of (i) the Tax Bonus, Tax Loan and Tax Indemnification Agreement between Transworld Healthcare (UK) Limited ("TWUK"), the Company and Timothy Aitken, (ii) the Tax Bonus, Tax Loan and Tax Indemnification Agreement between Transworld Healthcare (UK) Limited, the Company and Sarah Eames, (iii) the Irrevocable Undertaking by Mr. Aitken to TWUK, the Company and Triumph Partners III, L.P., (iv) the Irrevocable Undertaking by Ms. Eames to TWUK, the Company and Triumph Partners III, L.P., (v) the Promissory Note in the principal amount of $550,000 from Mr. Aitken to TWUK, (vi) the Promissory Note in the principal amount of $390,000 from Ms. Eames to TWUK, (vii) the Pledge and Security Agreement between Mr. Aitken and TWUK, (viii) the

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         Pledge and Security Agreement between Ms. Eames and TWUK, and (ix) the
         Registration Rights Agreement (collectively, the "Related Documents").

         5. Conditions to the Company's Obligations at the Closing. The obligations of the Company to the Investors under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of the following conditions, any of which may be waived by the Company:

              5.1 Representations and Warranties. The representations and warranties of each Investor contained in Section 3 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

              5.2 Payment of Purchase Price. Each Investor shall have delivered the purchase price specified in Section 1.2 and Schedule I hereto.

              5.3 Performance. Each Investor shall have performed and complied with all agreements, covenants, obligations and conditions contained in this Agreement in all material respects that are required to be performed or complied with by it on or before the Closing.

              5.4 Qualifications; Litigation. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge, this Agreement or the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages with respect thereto.

              5.5 Related Documents. The Company shall have received, in form and substance reasonably satisfactory to the Company, duly executed copies of the Related Documents.

              5.6 Consents. All consents and waivers that are required in connection with the Closing under this Agreement, and the consummation of the transactions contemplated hereby, shall be duly obtained and effective as of the Closing.

         6. Covenants of the Company. The Company covenants and agrees with each Investor as follows:

              6.1 Advice of Changes. The Company will promptly advise each Investor in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or the date of the Closing, untrue or inaccurate in any material respect.

              6.2 Listing Application. The Company shall prepare and file with the American Stock Exchange an Additional Listing Application, in the form and within the

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         time period prescribed by the American Stock Exchange, with respect to the listing of the Shares.

              6.3 Use of Proceeds. The Company shall use the purchase price set forth in Section 1.1 for the purposes described in the Related Documents.

         7. Indemnification. The Company agrees to indemnify each Investor and its general partner or managing member, and each officer, director, employee, partner, agent and affiliate of such Investor and its general partner or managing member (the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of one counsel for such Indemnified Parties (selected jointly by the Investors) (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with (A) any investigative, administrative or judicial proceeding or claim brought or threatened relating to or arising out of the Investor's purchase of the Shares, or this Agreement and the Registration Rights Agreement or the transactions contemplated hereby and thereby, (B) any material inaccuracy or alleged inaccuracy in any representation or warranty of the Company made in this Agreement or any material breach or alleged breach by the Company of any covenant or agreement made in this Agreement or the Registration Rights Agreement or (C) any Indemnified Party exercising its rights to indemnification under this Section 7 against the Company.

         8. Termination.

              8.1 Termination Prior to Closing. This Agreement may be terminated at any time prior to the Closing:

              (a) by the mutual consent of the Investors and the Company; or

              (b) by the Investors, if there has been a material misrepresentation or material breach on the part of the Company in any of the representations, warranties, covenants or agreements of the Company set forth herein, or if there has been any material failure on the part of the Company to comply with its obligations hereunder, after written notice from either of the Investors to the Company and the Company having 30 days thereafter in which to cure, or by the Company if there has been a material misrepresentation or material breach on the part of either Investor in any of the representations, warranties, covenants or agreements of either Investor set forth herein, or if there has been any material failure on the part of either Investor to comply with its obligations hereunder, after written notice from the Company to the Investors and the Investors having 30 days thereafter in which to cure.

              8.2 Liability Upon Termination.

              (a) In the event of termination of this Agreement pursuant to
         Section 8.1(a), no party hereto shall have any liability or further obligation to any other party hereto except as provided in Sections 7,
         9.7 and 9.8.

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              (b) In the event of termination pursuant to Section 8.1(b), (i) if any Investor is the non-breaching party, such Investor shall be entitled to reimbursement of expenses as set in Section 9.8 and (ii) the non-breaching party shall have the right to pursue all rights and remedies available to it hereunder or otherwise provided at law or equity, including without limitation, the right to seek specific performance and money damages.

         9. Miscellaneous.

              9.1 Survival of Warranties. The warranties, representations, covenants and agreements of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing. Neither any investigation by or on behalf of the Investors, nor the receipt by the Investors of any data or information from the Company, shall in any way affect the right of the Investors to rely on the representations, warranties, covenants and agreements of the Company or the right of the Investors to terminate this Agreement as provided in Section 8.

              9.2 Successors and Assigns. Each Investor and each assignee of each Investor may, without the consent of the Company, assign its rights under this Agreement, in whole or in part, in connection with any sale or transfer to an affiliate or a partner, and the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

              9.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

              9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              9.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified or five days after deposit with the United States Post office, by registered or certified mail, postage prepaid and addressed to the party to be notified (i) if to the Company, at the following address:

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                         555 Madison Avenue, 30th Floor
                         New York, New York 10022
                         Attn: Mr. John B. Wynne
                         Telecopy No.: (212) 750-7221

                         with a copy to:

                         Brown Raysman Millstein Felder & Steiner
                         LLP
                         900 Third Avenue
                         New York, New York 10022
                         Attn: Leslie J. Levinson, Esq.
                         Telecopy No.: (212) 894-2900

         (ii) if to Triumph, at the following address:

                         28 State Street, 37th Floor
                         Boston, Massachusetts 02109
                         Attn: Mr. Frederick S. Moseley IV
                         Telecopy No.: (617) 557-6014

                         with a copy to:

                         Goodwin Procter LLP
                         Exchange Place
                         53 State Street
                         Boston, Massachusetts 02109
                         Attn: Ettore A. Santucci, Esq.
                         Telecopy No.: (617) 523-1231

         (ii) if to Hyperion, at the following address:

                         50 Charles Lindbergh Parkway
                         Uniondale, New York 11553
                         Attn: Mr. Scott Shay
                         Telecopy No.: (516) 745-6787

                         with a copy to:

                         Proskauer Rose LLP
                         1585 Broadway
                         New York, New York 10036
                         Attn: Bruce Lieb, Esq.
                         Telecopy No.: (212) 969-3000

         or at such other address as any of the parties may designate by 10 days' advance written notice to the other parties.

              9.7 No Finder's Fee. Each party represents that it is not, and will not be, obligated for any finder's fee or commission in connection with this transaction.

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              Each Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, employees or representatives is responsible.

              The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of their respective officers, employees or representatives is responsible.

              9.8 Expenses. The Company agrees to pay all out-of-pocket fees and reasonable expenses incurred by the Investors in connection with this Agreement and the transactions contemplated hereby (whether or not the transactions contemplated hereby are consummated) including, without limitation, the reasonable fees and expenses of counsel for the Investors incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, any legal fees and expenses relating to any future waiver, consent or amendment, whether or not any such future action is given or consummated).

              9.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Investors and the Company.

              9.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

              9.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

              9.12 Equitable Adjustments. Prior to the consummation of the Closing, all number of Shares referred to herein shall be equitably adjusted to account for stock splits, stock dividends, mergers and similar corporate events.

                                  [END OF TEXT]

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       "COMPANY"

                                       TRANSWORLD HEALTHCARE, INC.


                                       By: /s/ John B. Wynne
                                           ------------------------------------
                                           Name:  John B. Wynne
                                           Title: Vice President and Chief
                                                  Financial Officer


                                       "THE INVESTORS"

                                       TRIUMPH PARTNERS III, L.P.


                                       By: Triumph III Advisors, L.P.,
                                           its General Partner



                                       By: /s/ Frederick S. Moseley IV
                                           ------------------------------------
                                           Name:  Frederick S. Moseley IV
                                           Title: President



                                       TRIUMPH III INVESTORS, L.P.


                                       By: Triumph III Investors, Inc.,
                                           its General Partner



                                       By: /s/ Frederick S. Moseley IV
                                           -------------------------------------
                                           Name:  Frederick S. Moseley IV
                                           Title: President

                                       HYPERION TWH FUND II LLC




                                       By: /s/ Scott A. Shay
                                           -------------------------------------
                                           Name:  Scott A. Shay
                                           Title: a Managing Member

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                                   Schedule I
                                   ----------

    Name of Investor                  Number of Shares          Purchase Price
    ----------------                  ----------------          --------------

Triumph Partners III, L.P.                 370,500                 $1,574,625


Triumph III Investors, L.P.                  4,500                    $19,125


Hyperion TWH Fund II LLC                   375,000                 $1,593,750



           TOTAL                           750,000                 $3,187,500



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